As filed with the Securities and Exchange Commission on June 29, 2001
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              SYMANTEC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      77-0181864
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
          (Address of Principal Executive Offices, including Zip Code)

    SYMANTEC CORPORATION RESTRICTED STOCK PURCHASE AGREEMENT (MARCH 23, 1989)
                            (Full Title of the Plans)

                                JOHN W. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              SYMANTEC CORPORATION
                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 517-8800
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                               David A. Bell, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                             PROPOSED          PROPOSED
                                             AMOUNT          MAXIMUM            MAXIMUM           AMOUNT OF
                                              TO BE     OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED        SHARE(1)            PRICE              FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value               90,000          $39.005          $3,510,450.00        $878
-------------------------------------------------------------------------------------------------------------
            TOTAL                            90,000                           $3,510,450.00        $878
-------------------------------------------------------------------------------------------------------------

(1) Estimated as of June 29, 2001 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on June 25, 2001.

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------

                                  90,000 SHARES

                              SYMANTEC CORPORATION

                                  COMMON STOCK

                            -------------------------

THESE SHARES MAY BE OFFERED AND SOLD OVER TIME BY THE STOCKHOLDER NAMED IN THIS PROSPECTUS UNDER THE HEADING "SELLING STOCKHOLDER," BY HIS PLEDGEES OR DONEES, OR BY OTHER TRANSFEREES THAT RECEIVE THE ORDINARY SHARES IN TRANSFERS OTHER THAN PUBLIC SALES. THE 90,000 SHARES OF COMMON STOCK COVERED BY THIS PROSPECTUS WERE PREVIOUSLY ISSUED BY SYMANTEC IN CONNECTION WITH A RESTRICTED STOCK PURCHASE AGREEMENT ENTERED INTO IN CONNECTION WITH THE EMPLOYMENT OF THE SELLING STOCKHOLDER.

THE SELLING STOCKHOLDER MAY SELL HIS SYMANTEC SHARES IN THE OPEN MARKET AT PREVAILING MARKET PRICES, OR IN PRIVATE TRANSACTIONS AT NEGOTIATED PRICES. HE MAY SELL THE SHARES DIRECTLY, OR MAY SELL THEM THROUGH UNDERWRITERS, BROKERS OR DEALERS. UNDERWRITERS, BROKERS, OR DEALERS MAY RECEIVE DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING STOCKHOLDER OR FROM THE PURCHASER, AND THIS COMPENSATION MIGHT BE IN EXCESS OF THE COMPENSATION CUSTOMARY IN THE TYPE OF TRANSACTION INVOLVED. SEE "PLAN OF DISTRIBUTION."

WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THESE SHARES.

OUR COMMON STOCK CURRENTLY TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "SYMC." THE LAST REPORTED SALE PRICE ON JUNE 21, 2001 WAS $61.31 PER SHARE.

                            -------------------------

INVESTING IN SYMANTEC COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    In connection with this offering, no dealer, salesperson or other person is authorized to give any information or to make any representation not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

The date of this Prospectus is June 22, 2001.

                                TABLE OF CONTENTS

                              --------------------

       The Company............................................................   3
       Risk Factors...........................................................   3
       Use of Proceeds........................................................   8
       Selling Security Holder................................................   8
       Plan of Distribution...................................................   9
       Incorporation of Documents by Reference................................   11
       Available Information..................................................   11

                              --------------------

    This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "should," "could," "may," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or similar expressions identify certain of such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors". These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth herein may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

    Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "Symantec" refer to Symantec Corporation., a Delaware corporation.

                              --------------------

                                   THE COMPANY

    Our principal executive offices are located at 20330 Stevens Creek Blvd., Cupertino, California 95014 and our telephone number is (408) 517-8800.

                                  RISK FACTORS

    You should carefully consider the following risks before making an investment decision. You should carefully consider these risk factors, together with all of the other information contained or incorporated by reference in this prospectus, before you decide to purchase shares of our common stock. These factors could cause our future results to differ materially from those expressed or implied in forward-looking statements made by us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

    WE HAVE GROWN, AND MAY CONTINUE TO GROW, THROUGH ACQUISITIONS WHICH GIVE RISE TO A NUMBER OF RISKS THAT COULD HAVE ADVERSE CONSEQUENCES FOR OUR FUTURE OPERATING RESULTS. We have made eight acquisitions within the last three fiscal years, with our acquisition of AXENT being the largest and most recent. Integrating acquired businesses may distract our management focus from other opportunities and challenges. Our past acquisitions have given rise to, and future acquisitions may result in, substantial levels of goodwill and other intangible assets that may be amortized or written off in future years. In addition, a number of our recent acquisitions have resulted in our incurring substantial write-offs of acquired in-process research and development costs and this also may occur as a result of future acquisitions. We may issue equity or incur debt to finance future acquisitions that are dilutive to our existing stockholders.

    CONTINUED INTEGRATION OF AXENT MAY BE DIFFICULT, WHICH MAY ADVERSELY AFFECT OPERATIONS. We have been in the process of integrating AXENT into our operations since the date of acquisition. This integration of AXENT with our business, however, has been and will continue to be a complex, time-consuming and expensive process and may disrupt our business if not accomplished in a timely and efficient manner. We must operate as a combined organization utilizing common information and communications systems, operating procedures, financial controls and human resources practices.

    We may still encounter substantial difficulties, costs and delays involved in integrating our operations, including:

    -   potential conflicts between business cultures;

    -   perceived adverse changes in business focus;

    - potential conflicts in distribution, marketing or other important relationships;

    -   the loss of key employees; and/or

    - the diversion of management's attention from other ongoing business concerns.

Further, the market price of our common stock could decline if:

    -   the integration of AXENT is unsuccessful;

    - we are unable to successfully market our products and services to AXENT's customers or AXENT's products and services to our customers;

    - we do not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts, or such analysts do not perceive the same benefits to the merger as both AXENT and we do; or

    - the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

OUR INCREASED SALES OF ENTERPRISE-WIDE SITE LICENSES MAY INCREASE FLUCTUATIONS IN OUR FINANCIAL RESULTS. Sales of enterprise-wide site licenses through our Enterprise Security segment have been increasing and now represent a major portion of our business. This portion of our business could increase significantly due to our recent acquisition of AXENT. This enterprise market has significantly different characteristics than the consumer market and different skills and resources are needed to penetrate this market. Licensing arrangements tend to involve a longer sales cycle than sales through other distribution channels, require greater investment of resources in establishing the enterprise relationship and can sometimes result in lower operating margins. The timing of the execution of volume licenses, or their nonrenewal or renegotiation by large customers, could cause our results of operations to vary significantly from quarter to quarter and could have a material adverse impact on our results of operations.

    WE EXPECT TO MAKE SUBSTANTIAL CHANGES TO OUR INFORMATION SYSTEMS THAT COULD DISRUPT OUR BUSINESS. The information systems that support our accounting, finance, order management and manufacturing systems are based on Oracle 10.7, and many of the business applications used in other aspects of our business have been tightly coupled with Oracle 10.7. Oracle has released a new version, 11i, and has announced that support for 10.7 will be discontinued at the end of 2001. In addition, as our business has grown, we have developed needs for an increasingly robust customer relationship management, or CRM, system. During fiscal 2002, we will be implementing Oracle 11i and a new CRM system. These types of transitions frequently prove disruptive to the underlying business of an enterprise and may cause us to incur higher costs than we anticipate. Failure to manage a smooth transition to the new systems could result in a material adverse effect on our business operations.

    OUR SOFTWARE PRODUCTS AND WEB SITE MAY BE SUBJECT TO INTENTIONAL DISRUPTION. Although we believe we have sufficient controls in place to prevent intentional disruptions, such as software viruses specifically designed to impede the performance of our products, we expect to be an ongoing target of such disruptions. Similarly, experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our web site and misappropriate proprietary information or cause interruptions of our services. Our activities could be substantially disrupted and our reputation, and future sales, harmed if these efforts are successful.

    OUR MARKETS ARE HIGHLY COMPETITIVE AND OUR OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY THIS COMPETITION. Our markets are intensely competitive. This competition could adversely affect our operating results by reducing our sales or the prices we can charge for our products. Our ability to remain competitive depends, in part, on our ability to enhance our products or develop new products that are compatible with new hardware and operating systems. We have no control over, and limited insight into, development efforts by third parties with respect to new hardware and operating systems and we may not be able to respond effectively or timely to such changes in the market. In addition, we have limited resources and we must make strategic decisions as to the best allocation of our resources to position ourselves for changes in our markets. We may from time to time allocate resources to projects or markets that do not develop as rapidly or fully as we expect. We may fail to allocate resources to third party products or to markets that are more successful than we anticipate.

    INTRODUCTION OF NEW OPERATING SYSTEMS MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS AND STOCK PRICE. The inclusion of security or virus protection tools in new operating systems and hardware packages could adversely affect our sales. For example, the inclusion of features by Microsoft in new or upcoming versions of Windows, such as Windows XP, which directly compete with our products may decrease or delay the demand for certain of our products, including those currently under development and products specifically intended for Windows XP. Our financial results and our stock price declined significantly following the releases of Windows 3.1, Windows 95 and Windows 98. The release of future editions of Windows, including Windows XP in our December 2001 quarter, could adversely affect our financial results and stock price. Additionally, as hardware vendors incorporate additional server-based network management and security tools into network operating systems, the demand may decrease for some of our products, including those currently under development.

    OUR EARNINGS AND STOCK PRICE ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS. Due to many factors, including those noted in this section, our earnings and stock price have been and may continue to be subject to significant volatility. There have been previous quarters in which we have experienced shortfalls in revenue and earnings from levels expected by securities analysts and investors, which have had an immediate and significant adverse effect on the trading price of our common stock. This may occur again in the future.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS HAVE AFFECTED OUR STOCK PRICE IN THE PAST AND COULD AFFECT OUR STOCK PRICE IN THE FUTURE. If our quarterly operating results fail to meet the expectations of analysts and investors, the trading price of shares of our common stock could be negatively affected. Our quarterly operating results have varied substantially in the past and may vary substantially in the future depending upon a number of factors, including:

    - the timing of announcements and releases of new or enhanced versions of our products and product upgrades;

    -   the introduction of competitive products by existing or new competitors;

    -   reduced demand for any given product;

    - seasonality in the end-of-period buying patterns of foreign and domestic software markets; and

    -   the market's transition between new releases of operating systems.

In addition to the foregoing factors, the risk of quarterly fluctuations is increased by the fact that a significant portion of our net revenues has historically been generated during the last month of each fiscal quarter. Most resellers tend to make a majority of their purchases at the end of a fiscal quarter. In addition, many enterprise customers negotiate site licenses near the end of each quarter. In part, this is because these two groups are able, or believe that they are able, to negotiate lower prices and more favorable terms at that time. Our reliance on a large portion of revenue occurring at the end of the quarter and the increase in the dollar value of transactions that occur at the end of a quarter can result in increased uncertainty relating to quarterly revenues. Due to this end-of-period buying pattern, forecasts may not be achieved, either because expected sales do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts.

    WE FACE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS. A significant portion of our net revenues, manufacturing costs and operating expenses result from transactions outside of the United States, often in foreign currencies. As a result, our future operating results could be materially and adversely affected by fluctuations in currency exchange rates and general uncertainty with each country's political and economic structure.

    WE MUST EFFECTIVELY ADAPT TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT. We are increasingly focused on the Internet security market, which, in turn is dependent on further acceptance and increased use of the Internet. The following critical issues concerning the use of the Internet remain unresolved and may affect the market for our products and the use of the Internet as a medium to distribute or support our software products and the functionality of some of our products:

    -   security;

    -   reliability;

    -   cost;

    -   ease of use;

    -   accessibility;

    -   quality of service; and

    -   potential tax or other government regulations.

In addition, new technologies, such as non PC-based Internet access devices and handheld organizers are gaining acceptance. We must adapt to these changing technological demands. If we are unable to timely assimilate changes brought about by the Internet and non PC-based environments, our future net revenues and operating results could be adversely affected.

    THE RESULTS OF OUR RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN. We believe that we will need to incur significant research and development expenditures to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle has generally been greater than we originally expected and we are likely to experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with products of our competitors.

    WE ARE DEPENDENT UPON CERTAIN DISTRIBUTION CHANNELS. A large portion of our sales is made through the retail distribution channel, which is subject to events that cause unpredictability in consumer demand. This increases the risk that we may not plan effectively for the future, which could result in adverse operating results in future periods. Our retail distribution customers also carry our competitors' products. These retail distributors may have limited capital to invest in inventory. Their decisions to purchase our products are partly a function of pricing, terms and special promotions offered by our competitors and other factors that we do not control and cannot predict. Our agreements with retail distributors are generally nonexclusive and may be terminated by them or by us without cause. We would be adversely affected if companies in our chain of distributors chose to increase purchases from our competition relative to the amount they purchase from us.

    Some distributors and resellers have experienced financial difficulties in the past. Distributors that account for a significant portion of our sales may experience financial difficulties in the future. If these distributors do experience financial difficulties and we are unable to move their inventories to other distributors, we may experience reduced sales or increased write-offs, which would adversely affect our operating results.

    PRODUCT RETURNS MAY NEGATIVELY AFFECT OUR NET REVENUES. Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories, subject to various contractual limitations. Our return policy allows distributors, subject to these contractual limitations, to return purchased products in exchange for new products or for credit towards future purchases. End-users may return our products through dealers and distributors for a full refund within a reasonably short period from the date of purchase. We estimate and maintain reserves for such product returns which to date have been materially consistent with our actual experience. Future returns could, however, exceed the reserves we have established, which could have a material adverse effect on our operating results.

    WE DEPEND ON INTERNAL COMMUNICATIONS SYSTEMS THAT MAY BE DISRUPTED. Our order management and product shipping centers are geographically dispersed. A business disruption could occur as a result of natural disasters, intermittent power shortages in the State of California, or the interruption in service by communications carriers. If our communications between these centers are disrupted, particularly at the end of a fiscal quarter, we may suffer an unexpected shortfall in net revenues and a resulting adverse impact on our operating results. Communications and Internet connectivity disruptions may also cause delays in customer access to our Internet-based services or product sales.

    WE ARE EXPOSED TO GENERAL ECONOMIC AND MARKET CONDITIONS AND THE CURRENT ECONOMIC DOWNTURN MAY ADVERSELY AFFECT FUTURE REVENUE. Our business is subject to the effects of general economic conditions and, in particular, market conditions in the software and computer industries. Our operating results could be adversely affected as a result of recent unfavorable global economic conditions and reduced spending. If these economic conditions do not improve, or if we experience a worsening in global economic conditions, we may experience material adverse impacts on our business, operating results and financial condition.

    WE ARE SUBJECT TO LITIGATION THAT COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS. From time to time, we may be subject to claims that we have infringed the intellectual property rights of others, or other product liability claims, or other claims incidental to our business. We are currently involved in a number of lawsuits. For a discussion of our current litigation, see Note 15 of Notes to Consolidated Financial Statements of this Form 10-K. We intend to defend all of these lawsuits vigorously. However, it is possible that we could suffer an unfavorable outcome in one or more of these cases. Depending on the amount and timing of any unfavorable resolutions of these lawsuits, our future results of operations or cash flows could be materially adversely affected in a particular period.

    Although infringement claims may ultimately prove to be without merit, they are expensive to defend and may consume our resources or divert our attention from day-to-day operations. If a third party alleges that we have infringed their intellectual property rights, we may choose to litigate the claim and/or seek an appropriate license from the third party. If we engage in litigation and the third party is found to have a valid patent claim against us and a license is not available on reasonable terms, our business, operating results and financial condition may be materially adversely affected.

    THE TREND TOWARD CONSOLIDATION IN THE SOFTWARE INDUSTRY COULD IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY. Consolidation is underway among companies in the software industry as firms seek to offer more extensive suites of software products and broader arrays of software solutions. Changes resulting from this consolidation may negatively impact our competitive condition. In addition, to the extent that we seek to expand our product lines and skills and capacity through acquisitions, the trend toward consolidation may result in our encountering competition, and paying higher prices, for acquired businesses.

    WE MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN OUR INDUSTRY IS INTENSE. Competition in recruiting personnel in the software industry is intense. We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, marketing and technical personnel. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which require ongoing stockholder approval. Such approval may not be forthcoming and, as a result, we may be impaired in our efforts to attract necessary personnel.

    OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS MAY NOT BE ADEQUATELY PROTECTED FROM ALL UNAUTHORIZED USES. We regard our software and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws. Third parties may copy aspects of our products or otherwise obtain and use our proprietary information without authorization or develop similar technology independently. All of our products are protected by copyright laws, and we have a number of patents and patent applications pending. We may not achieve the desired protection from, and third parties may design around, our patents. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States, and we may be subject to unauthorized use of our products. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

    OUR PRODUCTS ARE COMPLEX AND ARE OPERATED IN A WIDE VARIETY OF COMPUTER CONFIGURATIONS, WHICH COULD RESULT IN ERRORS OR PRODUCT FAILURES. Because we offer very complex products, undetected errors, failures or bugs may occur when they are first introduced or when new versions are released. Our products often are installed and used in large-scale computing environments with different operating systems, system management software and equipment and networking configurations, which may cause errors or failures in our products or may expose undetected errors, failures or bugs in our products. In the past, we have discovered software errors, failures and bugs in certain of our product offerings after their introduction and have experienced delays or lost revenues during the period required to correct these errors. Our customers' computer environments are often characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming. Despite testing by us and by others, errors, failures or bugs may not be found in new products or releases after commencement of commercial shipments. Errors, failures or bugs in products released by us could result in negative publicity, product returns, loss of or delay in market acceptance of our products or claims by customers or others. Alleviating such problems could require significant expenditures of our capital and resources and could cause interruptions, delays or cessation of our product licensing, which would adversely affect results of operations.

    Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions may not prove effective in limiting our liability.

    INCREASED UTILIZATION AND COSTS OF OUR TECHNICAL SUPPORT SERVICES MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS. Like many companies in the software industry, technical support costs comprise a significant portion of our operating costs and expenses. Over the short term, we may be unable to respond to fluctuations in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by competitors. Further, customer demand for these services could cause increases in the costs of providing such services and adversely affect our operating results.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sales of our common stock by the selling stockholder under this prospectus


                             SELLING SECURITY HOLDER

    The following table sets forth certain information regarding the shares beneficially owned by the selling stockholder named below as of June 15, 2001, the shares that may be offered and sold from time to time by the selling stockholder pursuant to this prospectus, assuming such selling stockholder sells all of the shares offered in this prospectus, and the nature of any position, office or other material relationship which each selling stockholder has had with Symantec or any of its predecessors or affiliates within the past three years. The selling stockholder named below, together with any pledgee or donee of such selling stockholder, and any person who may purchase shares offered hereby from such selling stockholder in a private transaction in which they are assigned the stockholders' rights to registration of their shares, are referred to in this prospectus as the "selling stockholder." Because the selling stockholder may offer from time to time all or some of their shares under this prospectus, no assurances can be given as to the actual number of shares that will be sold by any selling stockholder or that will be held by the selling stockholder after completion of the sales. Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that consider shares to be beneficially owned by any person who has voting or investment power with respect to the shares. Common stock subject to options that are currently exercisable or exercisable within 60 days after June 15, 2001 are considered to be outstanding and to be beneficially owned by the person holding the options. Based upon the 73,938,889 outstanding shares of common stock as of June 15, 2001, including 1,203,844 shares of Delrina exchangeable stock, and assuming that the selling stockholder sells all of the shares offered in this prospectus, the selling stockholder will not own one percent or more of our outstanding shares of common stock after the completion of this offering.

                                       SHARES OWNED                               SHARES OWNED
               NAME                   BEFORE OFFERING       SHARES OFFERED       AFTER OFFERING
               ----                   ---------------       --------------       --------------
Gordon E. Eubanks                         90,000                90,000                    0
                                          ------                ------                -----
              TOTALS                      90,000                90,000                    0

(1) Mr. Eubanks served as President and Chief Executive Officer and Director of Symantec until April 1999. The address for Mr. Eubanks is c/o Oblix, Inc. 18922 Forge Drive, Cupertino, California 95014.

                              PLAN OF DISTRIBUTION

    The selling stockholder and his successors, including transferees, pledgees or donees or their successors, may sell the common stock offered under this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither Symantec nor the selling stockholder can presently estimate the amount of this compensation.

    The common stock offered under this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:

    - on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

    -   in the over-the-counter market;

    - in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

    - through the writing of options, whether the options are listed on an options exchange or otherwise; or

    -   through the settlement of short sales.

    In connection with the sale of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

    The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. Symantec will not receive any of the proceeds from this offering.

    Symantec's outstanding common stock is listed for trading on the Nasdaq National Market.

    The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an "underwriters" within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act.

    In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

    To the extent required, the specific common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. This prospectus also may be used, with Symantec's consent, by donees or pledgees of the selling stockholder, or by other persons acquiring shares and who wish to offer and sell shares under circumstances requiring or making desirable its use.

    In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

    The common stock offered under this prospectus was originally issued by Symantec in connection with a restricted stock purchaser agreement entered into in connection with the employment of the selling stockholder pursuant to exemptions from the registration requirements of the Securities Act provided by
Section 4(2) thereof and/or Regulation D promulgated thereunder. In connection with the employment of the selling stockholder, Symantec agreed to register the shares of common stock offered under this prospectus under the Securities Act. Symantec and the selling stockholder have agreed to indemnify each other, and their respective controlling persons, against specific liabilities, including liabilities arising under the Securities Act and Exchange Act, in connection with the offer and sale of the shares. In addition, the selling stockholder may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act and/or Exchange Act. Symantec will pay substantially all of the expenses incident to this offering of the shares by the selling stockholder to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

    Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

    -   our Annual Report on Form 10-K for the fiscal year ended March 30, 2001;

    - the description of our Common Stock contained in the Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

    - all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

    To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.

                              AVAILABLE INFORMATION

    Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Commission. Reports, registration statements, proxy and information statements and other information that we have filed can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy and information statements and other information that is filed electronically with the Commission. This web site can be accessed at http://www.sec.gov.

    We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the common stock offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the Commission. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the Commission's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the Commission.

    We will furnish without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). You should direct any requests for copies to Investor Relations, Symantec Corporation, 20330 Stevens Creek Blvd., Cupertino, CA 95014 or by telephone at (408) 517-3800.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


    The following documents, which have been filed by Symantec Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

    (a) Registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 2001; and

    (b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission under
        Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

    As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to Registrant or its stockholders;

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

    - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

    - for any transaction from which the director derived an improper personal benefit.

    As permitted by the Delaware General Corporation Law, Registrant's bylaws provide that:

    - Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

    - Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

    - Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

    -   the rights conferred in the Bylaws are not exclusive.

    Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

    Registrant maintains directors' and officers' liability insurance and intends to extend that coverage for public securities matters.

    See also the undertakings set out in response to Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    The sale of our securities to the selling stockholder was determined to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                                     DESCRIPTION OF ITEM
-------                                    -------------------
   4.01   Symantec Corporation Restricted Stock Purchase Agreement (March 23, 1989).

  23.01   Consent of Ernst & Young LLP, Independent Auditors.

  24.01   Power of Attorney (see the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

    A.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 29th day of June, 2001.
                  SYMANTEC CORPORATION

                 By: /s/ JOHN W. THOMPSON
                     -----------------------------------------------
                    John W. Thompson
                    Chairman of the Board, President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John W. Thompson, Greg Myers and Art Courville, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                           Date
            ---------                                -----                           ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ JOHN W. THOMPSON                Chairman of the Board, President and      June 29, 2001
-----------------------------       Chief Executive Officer
John W. Thompson

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER

/s/ GREG MYERS                      Chief Financial Officer, Chief            June 29, 2001
-----------------------------       Accounting Officer
Greg Myers

/s/ TANIA AMOCHAEV                  Director                                  June 29, 2001
-----------------------------
Tania Amochev

/s/ CHARLES M. BOESENBERG           Director                                  June 29, 2001
-----------------------------
Charles M. Boesenberg

/s/ GEORGE REYES                    Director                                  June 29, 2001
-----------------------------
George Reyes

                                    Director
-----------------------------
Per-Kristian Halvorsen

/s/ ROBERT S. MILLER                Director                                  June 29, 2001
-----------------------------
Robert S. Miller

                                    Director
-----------------------------
Bill Owens

                                    Director
-----------------------------
Daniel H. Schulman

                                  EXHIBIT INDEX

EXHIBIT                                     EXHIBIT
NUMBER                                       TITLE
-------                                     -------
   4.01    Symantec Corporation Restricted Stock Purchase Agreement (March 23, 1989).

  23.01    Consent of Ernst & Young LLP, Independent Auditors.

  24.01    Power of Attorney (see the signature page to this Registration Statement).